     As filed with the Securities and Exchange Commission on July 10, 2000
                        Registration No. 333-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                              BROADCOM CORPORATION
             (Exact name of registrant as specified in its charter)

                   CALIFORNIA                           33-0480482
(State or other jurisdiction of incorporation  (IRS Employer Identification No.)
          or organization)

                               16215 ALTON PARKWAY
                            IRVINE, CALIFORNIA 92618
               (Address of principal executive offices) (Zip Code)

                 BROADCOM CORPORATION 1998 STOCK INCENTIVE PLAN

                PIVOTAL TECHNOLOGIES CORP. 1998 STOCK OPTION PLAN
                      (AS ASSUMED BY BROADCOM CORPORATION)
                            (Full title of the Plans)


                          HENRY T. NICHOLAS III, PH.D.
               PRESIDENT, CHIEF EXECUTIVE OFFICER AND CO-CHAIRMAN
                              BROADCOM CORPORATION
                               16215 ALTON PARKWAY
                            IRVINE, CALIFORNIA 92618
                     (Name and address of agent for service)

                                 (949) 450-8700
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                               Proposed              Proposed          Amount of
                                                                           Maximum Offering     Maximum Aggregate     Registration
    Title of Securities to be Registered      Amount to be Registered (1)  Price per Share       Offering Price          Fee
----------------------------------------------------------------------------------------------------------------------------------
Broadcom Corporation
1998 Stock Incentive Plan
     Class A common stock, $0.0001 par value     15,000,000 shares            $206.03125(2)    $3,090,468,750.00(2)    $815,883.75
----------------------------------------------------------------------------------------------------------------------------------
Pivotal Technologies Corp.
1998 Stock Option Plan
     Class A common stock, $0.0001 par value         43,409 shares            $206.03125(2)    $    8,943,610.53(2)    $  2,361.11
     Class B common stock, $0.0001 par value         43,409 shares            $ 50.20   (3)    $    2,179,131.80(3)    $    575.29
----------------------------------------------------------------------------------------------------------------------------------
Total                                                                                          $3,101,591,492.33       $818,820.15
==================================================================================================================================


   (1) This Registration Statement shall also cover any additional shares of Broadcom's Class A common stock or Class B common stock which become issuable under the Broadcom 1998 Stock Incentive Plan or the Pivotal Technologies Corp. 1998 Stock Option Plan (as assumed by Broadcom) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Broadcom's receipt of consideration that results in an increase in the number of Broadcom's outstanding shares of Class A common stock or Class B common stock.

   (2) Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the high and low selling prices per share of Broadcom's Class A common stock on June 30, 2000, as reported on the Nasdaq National Market.

   (3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act, on the basis of the weighted average exercise price per share of the outstanding options. The Class B common stock is not listed on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Broadcom Corporation hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

         (a) Broadcom's Annual Report on Form 10-K for the fiscal year ending December 31, 1999, filed with the SEC on March 30, 2000;

         (b) Broadcom's Quarterly Report on Form 10-Q for the period ending March 31, 2000, filed with the SEC on May 15, 2000;

         (c) Broadcom's Current Reports on Form 8-K filed with the SEC on February 1, 2000; February 29, 2000; March 6, 2000; March 24, 2000; June 2, 2000; June 14, 2000 and June 30, 2000; and the
                  Form 8-K/A filed with the SEC on July 10, 2000; and

         (d) Broadcom's Registration Statement No. 000-23993 on Form 8-A filed with the SEC on April 6, 1998, and including any other amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to Broadcom's Class A common stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         The terms, rights and provisions applicable to the Class A common stock are set forth in Broadcom's Registration Statement No. 000-23993 on Form 8-A, which is incorporated by reference into this Registration Statement pursuant to
Item 3(d). The shares of the Class B common stock are substantially identical to the shares of Class A common stock, except that the holders of Class A common stock are entitled to one (1) vote per share and the holders of the Class B common stock are entitled to ten (10) votes per share on all matters submitted to shareholder vote. Holders of shares of Class A common stock and holders of shares of Class B common stock vote together as a single class on all matters submitted to a shareholder vote, except (i) as otherwise required by law or (ii) with respect to a proposed issuance of additional shares of Class B common stock, which issuance requires the affirmative vote of the holders of a majority of the outstanding shares of Class B common stock, voting separately as a class, unless such issuance has been approved by at least two-thirds of the members of the Board of Directors then in office. Each share of Class B common stock is convertible at any time at the option of the holder into one (1) share of Class A common stock and will automatically convert into one (1) share of Class A common stock upon sale and most other transfers.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Broadcom's Articles of Incorporation limit the personal liability of its directors for monetary damages to the fullest extent permitted by the California General Corporation Law (the "California Law"). Under the California Law, a director's liability to a company or its shareholders may not be limited with respect to the following items: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii)acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the company or its shareholders, (vi) contracts or transactions between the company and a director within the scope of Section 310 of the California Law or
(vii)improper dividends, loans and guarantees under Section 316 of the California Law. The limitation of liability does not affect the availability of injunctions and other equitable remedies available to Broadcom's shareholders for any violation by a director of the director's fiduciary duty to Broadcom or its shareholders.

         Broadcom's Articles of Incorporation also include an authorization for Broadcom to indemnify its "agents" (as defined in Section 317 of the California
Law) through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, Broadcom's Bylaws provide for indemnification of Broadcom's directors, officers and employees. In addition, Broadcom may, at its discretion, provide indemnification to persons whom Broadcom is not obligated to indemnify. The Bylaws also allow Broadcom to enter into indemnity agreements with individual directors, officers, employees and other agents. These indemnity agreements have been entered into with all directors and executive officers and provide the maximum indemnification permitted by law. These agreements, together with Broadcom's Bylaws and Articles of Incorporation, may require Broadcom, among other things, to indemnify these directors or executive officers (other than for liability resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' insurance if available on reasonable terms. Section 317 of the California Law and Broadcom's Bylaws make provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.


Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit Number        Exhibit
--------------        -------

         4.1 Instruments Defining the Rights of Shareholders. Reference is made to Broadcom's Registration Statement No. 000-23993 on Form 8-A, together with the amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

         5.1      Opinion and consent of Brobeck, Phleger & Harrison LLP.

        23.1      Consent of Ernst & Young LLP, Independent Auditors.

        23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.1.

        24.1 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

        99.1 Broadcom Corporation 1998 Stock Incentive Plan (as Amended and Restated effective April 21, 2000).

        99.2* Form of Notice of Grant of Stock Option for Broadcom Corporation 1998 Stock Incentive Plan.

        99.3* Form of Stock Option Agreement for Broadcom Corporation 1998 Stock Incentive Plan.

        99.4      Pivotal Technologies Corp. 1998 Stock Option Plan.

        99.5      Form of Stock Option Agreement of Pivotal Technologies Corp.

         99.6     Form of Broadcom Corporation Stock Option Assumption
                  Agreement.


* Exhibits 99.2 and 99.3 are incorporated herein by reference to Exhibits 99.2 and 99.3, respectively, to Broadcom's Registration Statement on Form S-8 (File No. 333-60763) filed with the SEC on August 6, 1998.


Item 9.  Undertakings

                  A. The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Broadcom Corporation 1998 Stock Incentive Plan and/or Pivotal Technologies Corp. 1998 Stock Option Plan.

                  B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on this 10th day of July, 2000.

                         BROADCOM CORPORATION


                         By:  /s/ HENRY T. NICHOLAS III
                              -------------------------------------------------
                              Henry T. Nicholas III, Ph.D.
                              President, Chief Executive Officer and Co-Chairman


                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Broadcom Corporation, a California corporation, do hereby constitute and appoint Henry T. Nicholas III and Henry Samueli and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                                       TITLE                                    DATE
          ---------                                       -----                                    ----
/s/ HENRY T. NICHOLAS III                  President, Chief Executive Officer and                   July 10, 2000
------------------------------------       Co-Chairman (Principal Executive Officer)
Henry T. Nicholas III, Ph.D.



/s/ HENRY SAMUELI                          Vice President of Research & Development,                July 10, 2000
-------------------------------------      Chief Technical Officer and Co-Chairman
Henry Samueli, Ph.D.



/s/ WILLIAM J. RUEHLE                      Vice President and Chief Financial Officer               July 10, 2000
-------------------------------------      (Principal Financial and Accounting Officer)
William J. Ruehle

          SIGNATURE                                       TITLE                                    DATE
          ---------                                       -----                                    ----
/s/ ALAN E. ROSS                                             Director                             July 10, 2000
-------------------------------------
Alan E. Ross



/s/ MYRON S. EICHEN                                          Director                             July 10, 2000
-------------------------------------
Myron S. Eichen



/s/ WERNER F. WOLFEN                                         Director                             July 10, 2000
-------------------------------------
Werner F. Wolfen

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933



                              BROADCOM CORPORATION

                                  EXHIBIT INDEX

Exhibit Number    Exhibit
--------------    -------
         4.1      Instruments Defining the Rights of Shareholders. Reference is
                  made to Broadcom's Registration Statement No. 000-23993 on
                  Form 8-A, together with the amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item
                  3(d) of this Registration Statement.
         5.1      Opinion and consent of Brobeck, Phleger & Harrison LLP.
         23.1     Consent of Ernst & Young LLP, Independent Auditors.
         23.2     Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.1.
         24.1     Power of Attorney. Reference is made to page II-4 of this
                  Registration Statement.
         99.1     Broadcom Corporation 1998 Stock Incentive Plan (as Amended and
                  Restated effective April 21, 2000).
         99.2*    Form of Notice of Grant of Stock Option for Broadcom
                  Corporation 1998 Stock Incentive Plan.
         99.3*    Form of Stock Option Agreement for Broadcom Corporation 1998
                  Stock Incentive Plan.
         99.4     Pivotal Technologies Corp. 1998 Stock Option Plan.
         99.5     Form of Stock Option Agreement of Pivotal Technologies Corp.
         99.6     Form of Broadcom Corporation Stock Option Assumption
                  Agreement.


* Exhibits 99.2 and 99.3 are incorporated herein by reference to Exhibits 99.2 and 99.3, respectively, to Broadcom's Registration Statement on Form S-8 (File No. 333-60763), filed with the SEC on August 6, 1998.